                                  EXHIBIT 10.19




                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

      BOBBY J. CORTE, SR., BOBBY J. CORTE, JR., KANE J. CORTE, CHRIS CORTE,
                             AND KIM LEE CORTE SANVI
                                 SHAREHOLDERS OF
                                  COR-VAL, INC.

                                       AND

                            T-3 ENERGY SERVICES, INC.



                            DATED: FEBRUARY 29, 2000


                                     EX-83
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                                TABLE OF CONTENTS

STOCK PURCHASE AGREEMENT...................................................    1
RECITALS:..................................................................    1
AGREEMENT:.................................................................    1
1.  AGREEMENT TO SELL AND AGREEMENT TO PURCHASE............................    2
         1.1.  PURCHASE OF SHARES FROM SHAREHOLDERS.  .....................    2
         1.2.  EXCLUDED ASSETS.  ..........................................    2
         1.3.  ACQUISITION OF NON-PURCHASED SHARES.........................    2
         1.4.  FURTHER ASSURANCES.  .......................................    3
         1.5.  CLOSING.  ..................................................    4
2.  CONSIDERATION TO BE PAID BY BUYER.  ...................................    4
         2.1.  PURCHASE PRICE FOR SHARES.  ................................    3
         2.2.  PAYMENT OF PURCHASE PRICE.  ................................    4
         2.3.  PURCHASE PRICE ADJUSTMENT.  ................................    5
3.  REPRESENTATIONS AND WARRANTIES OF SELLERS.  ...........................    8
         3.1.  ORGANIZATION AND GOOD STANDING.  ...........................    8
         3.2.  AUTHORIZATION OF AGREEMENT.  ...............................    8
         3.3.  OWNERSHIP OF SHARES.  ......................................    9
         3.4.  CAPITALIZATION.  ...........................................    9
         3.5.  FINANCIAL CONDITION.  ......................................    9
         3.6.  PROPERTY OF THE COMPANY.  ..................................   10
         3.7.  AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS.  .............   13
         3.8.  EMPLOYMENT AGREEMENTS; EMPLOYEE BENEFITS.  .................   13
         3.9.  LABOR AND EMPLOYMENT MATTERS.  .............................   17
         3.10.  LITIGATION.  ..............................................   18
         3.11.  CONTRACTS.  ...............................................   19
         3.12.  REGULATORY APPROVALS.  ....................................   20
         3.13.  COMPLIANCE WITH LAW.  .....................................   21
         3.14.  INDEBTEDNESS FROM EMPLOYEES.  .............................   21
         3.15.  ACCOUNTS RECEIVABLE.  .....................................   21
         3.16.  INSURANCE.  ...............................................   21
         3.17.  POWERS OF ATTORNEY AND SURETYSHIPS.  ......................   22
         3.18.  NO UNDISCLOSED LIABILITIES.  ..............................   22
         3.19.  ENVIRONMENTAL MATTERS.  ...................................   22
         3.20.  CONFLICT OF INTEREST.  ....................................   23
         3.21.  TAXES.  ...................................................   24
         3.22.  LIENS.  ...................................................   30
         3.23.  OTHER INFORMATION.  .......................................   30
         3.24.  NO OTHER REPRESENTATIONS.  ................................   30
         3.25.  NO KNOWN BREACHES.  .......................................   30
4.  REPRESENTATIONS AND WARRANTIES OF BUYER.  .............................   30
         4.1.  ORGANIZATION.  .............................................   30
         4.2.  CORPORATE AUTHORITY.  ......................................   30
         4.3.  AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS.  .............   31
         4.4.  INVESTMENT INTENT.  ........................................   31
         4.5.  REGULATORY AND OTHER APPROVALS.  ...........................   31
         4.6.  NO KNOWN BREACHES.  ........................................   32
         4.8.  GUARANTEES BY SELLERS OF COMPANY DEBT.  ....................   32
         4.9.  NO OTHER REPRESENTATIONS.  .................................   32


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                               TABLE OF CONTENTS


5.  CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES.  ................   32
         5.1.  COOPERATION IN LITIGATION.  ................................   32
         5.2.  TAX MATTERS.  ..............................................   33
         5.3.  EMPLOYMENT, CONFIDENTIALITY, AND NON-COMPETE AGREEMENTS.  ..   34
         5.4.  SALE OF PROPERTY TO THE COMPANY.  ..........................   35
         5.5.  MERGER.  ...................................................   35
         5.6.  PHASE I ENVIRONMENTAL ASSESSMENT.  .........................   35
6.  INDEMNIFICATION.  .....................................................   36
         6.1.  INDEMNIFICATION BY SELLERS.  ...............................   36
         6.2.  INDEMNIFICATION BY BUYER.  .................................   37
         6.3.  CLAIMS FOR INDEMNIFICATION.  ...............................   38
         6.4.  DEFENSE BY INDEMNIFYING PARTY.  ............................   38
         6.5.  MANNER OF INDEMNIFICATION.  ................................   39
         6.6.  LIMITATIONS ON INDEMNIFICATION.  ...........................   39
         6.7.  SOLE BASIS FOR RECOVERY.  ..................................   40
         6.8.  LIABILITY OF THE SELLERS.  .................................   40
         6.9.  RELEASE FROM LIABILITY.  ...................................   40
         6.10.  TAX BENEFIT.  .............................................   41
         6.11.  INSURANCE.  ...............................................   41
         6.12.  ENVIRONMENTAL MATTERS.  ...................................   41
         6.13.  ATTORNEY'S FEES.  .........................................   41
7.  DOCUMENTS TO BE DELIVERED AT CLOSING.  ................................   41
         7.1.  CLOSING DOCUMENTS DELIVERED BY SELLERS.  ...................   41
         7.2.  CLOSING DOCUMENTS DELIVERED BY BUYER.  .....................   42
         8.  RELEASE.  ....................................................   43
9.  MISCELLANEOUS.  .......................................................   44
         9.1.  NOTICES.  ..................................................   44
         9.2.  ASSIGNABILITY AND PARTIES IN INTEREST.  ....................   45
         9.3.  GOVERNING LAW.  ............................................   44
         9.4.  COUNTERPARTS.  .............................................   46
         9.5.  INDEMNIFICATION FOR BROKERAGE.  ............................   46
         9.6.  PUBLICITY.  ................................................   46
         9.7.  COMPLETE AGREEMENT.  .......................................   46
         9.8.  INTERPRETATION.  ...........................................   46
         9.9.  SEVERABILITY.  .............................................   47
         9.10.  KNOWLEDGE:  DUE DILIGENCE INVESTIGATION.  .................   47
         9.11.  EXPENSES OF TRANSACTIONS.  ................................   47
         9.12.  LIMIT ON INTEREST.  .......................................   47
         9.13.  SUBMISSION TO JURISDICTION.  ..............................   47
         9.14.  ARBITRATION.  .............................................   47
         9.15.  WAIVER OF PUNITIVE DAMAGES.  ..............................   48
         9.16.  REVIEW OF AGREEMENT; REPRESENTATION BY COUNSEL.............   48

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                               TABLE OF CONTENTS

EXHIBITS
EXHIBIT A  ESCROW AGREEMENT
EXHIBIT B  STOCKHOLDER AGREEMENT
EXHIBIT 1.2  EXCLUDED ASSETS
EXHIBIT 2.3.1  FORM OF CLOSING BALANCE SHEET
EXHIBIT 5.3.(1)  EMPLOYMENT AGREEMENT
EXHIBIT 5.3.(2)  NON-COMPETE AGREEMENT
EXHIBIT 5.4  PURCHASE AGREEMENT (ACT OF CASH SALE ATTACHED THERETO AS EXHIBIT B)


                                     EX-86
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                               TABLE OF CONTENTS

SCHEDULES

Schedule 1.3.2.      Capital Contributions of Shareholders of Buyer

Schedule 2.2.1.      Sellers' Wire Transfer Instructions

Schedule 3.1.        Louisiana Parishes in which the Company does Business

Schedule 3.4.        Shareholders' Agreement

Schedule 3.5.1.      Financial Statements

Schedule 3.5.2.(ii)(b)  Assets Transferred Other than in the Ordinary Course of Business

Schedule 3.5.2(iii)  Compensation Increases

Schedule 3.6.1.      Real Property

Schedule 3.6.1.3     Exceptions to Good Operating Condition of Real Property

Schedule 3.6.2.      Inventory

Schedule 3.6.3.      Tangible Personal Property

Schedule 3.6.4.      Intangible Personal Property

Schedule 3.6.5.      Subsidiaries

Schedule 3.7.        Consents

Schedule 3.8.1.      Employment Agreements

Schedule 3.8.2.      Employee Benefit Plans

Schedule 3.9.        Labor and Employment Matters

Schedule 3.9.5. Part-time workers and unskilled office assistants and laborers

Schedule 3.10.       Litigation

Schedule 3.11.       Contracts

Schedule 3.13.       Compliance With Law Exceptions

Schedule 3.14.       Employee Indebtedness

Schedule 3.15.       Accounts Receivable

Schedule 3.16.       Insurance

[Schedule 3.19.      Environmental Matters

Schedule 3.20.       Conflicts

Schedule 3.21.2. Taxable Years/Examinations (and copy of 1998 audit settlement)

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

                               TABLE OF CONTENTS

Schedule 3.21.3.     Tax Returns, etc.


Schedule 3.21.3.7.   Tax Affiliates

Schedule 3.21.3.9    263A

Schedule 3.21.3.21.  Tax Elections

Schedule 3.21.3.22.  Tax Returns Within 60 Days

Schedule 3.21.3.23.  State, local, or foreign jurisdictions in which the Company is or at any time during the past 5 years subject to Tax

Schedule 3.22. Description of Company Indebtedness Guaranteed by Sellers; Liens on Assets

Schedule 6.1.3.      Due Diligence Materials

Schedule 9.5.        Brokerage


                                     EX-88

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 29th day of February, 2000 by and among BOBBY J. CORTE, SR., BOBBY J. CORTE, JR., KANE J. CORTE, CHRIS CORTE, and KIM LEE CORTE SANVI (collectively, the "Sellers"), being all the shareholders of COR-VAL, INC., a Louisiana corporation (Cor-Val, Inc. includes Cor-Val Services, Inc., a Louisiana corporation and a wholly owned subsidiary of Cor-Val, Inc. Hereinafter, the word "Company" refers to both entities on a consolidated basis after June 30, 1999 and together as separate independent companies prior to June 30, 1999), and T-3 ENERGY SERVICES, INC., a Delaware corporation ("Buyer").
RECITALS:

         1. Sellers own all outstanding shares of the common stock, par value $100.00 (the "Shares"), of the Company.

         2. The Company is engaged in the business of the following (the "Business"):

                  (a) manufacturing and remanufacturing (1) angle body API monogrammed chokes, (2) linear diaphragm actuators and mechanical "Stepping" rotary actuators, and (3) global and angle style linear control valves; and

                  (b) the repair of (1) valves used to control the flow of media in the oil, gas, petrochemical and refinery applications and (2) annular and ram type blowout preventors and handling tools used in the exploration and production of hydrocarbons and/or petrochemicals.

         3. SELLERS DESIRE TO SELL TO BUYER A PORTION OF THE SHARES, AND BUYER DESIRES TO ACQUIRE A PORTION OF THE SHARES ON THE TERMS AND CONDITIONS HEREINAFTER SET FORTH.

         4. Immediately after Buyer's acquisition of the Purchased Shares (as hereinafter defined) pursuant to this Agreement, Buyer and the Sellers, except for Bobby J. Corte, Sr. and Chris Corte, shall cause Cor-Val Acquisition Corp., a Louisiana corporation and a wholly owned subsidiary of the Buyer, to be merged into the Company. In consideration of the merger, the Sellers (except Bobby J. Corte, Sr. and Chris Corte) shall each be given common stock in the Buyer in exchange for that portion of the Shares owned by Sellers (except Bobby J. Corte, Sr. and Chris Corte) not included in the Purchased Shares.

AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereto covenant and agree as follows:

1.  AGREEMENT TO SELL AND AGREEMENT TO PURCHASE.

         1.1.  PURCHASE OF SHARES FROM SHAREHOLDERS.

                  On the terms and subject to the conditions set forth herein, Sellers hereby sell, transfer, convey, assign and deliver to Buyer, free and clear of all liens, pledges, encumbrances and claims whatsoever, and Buyer hereby purchases, acquires, accepts, and acknowledges receipt thereof from Sellers that portion of the Shares set forth below under the column marked "Purchased Shares" (the "Purchased Shares"):

                                     EX-89

                  Sellers                 Purchased Shares      Non-Purchased Shares
                  -------                 ----------------      --------------------
                  Bobby J. Corte, Sr.        25 shares                  0 shares
                  Bobby J. Corte, Jr.        23.51 shares               1.49 shares
                  Kane J. Corte              23.51 shares               1.49 shares
                  Chris Corte                25 shares                  0 shares
                  Kim Lee Corte Sanvi        23.51 shares               1.49 shares

         Sellers shall deliver to Buyer certificates representing the Purchased Shares, duly endorsed for transfer at the Closing (as defined in Section 1.3. hereof).

         1.2.  EXCLUDED ASSETS.

                  It is agreed and understood by the parties hereto that the Company has distributed certain assets to the Sellers. Those assets are hereinafter called "Excluded Assets" and are listed on Exhibit 1.2. which is attached hereto and made a part hereof.

         1.3.  ACQUISITION OF NON-PURCHASED SHARES.

                  1.3.1.  MERGER.

                  In connection with, and as part of the same transaction as, Buyer's acquisition of the Purchased Shares pursuant to this Agreement, Buyer and Sellers shall cause a merger of Cor-Val Acquisition Corp., a wholly owned Louisiana subsidiary corporation of Buyer, with and into the Company (the "Merger"). In accordance with the plan of the Merger, each Seller (other than Bobby J. Corte, Sr. and Chris Corte) shall receive fully-paid, non-assessable shares of the single class of common stock of Buyer having a value of $200,000 (the "Buyer Shares") in exchange for their Non-Purchased Shares. Buyer, and its shareholders and directors, shall cause the Buyer Shares to be entitled to the rights set forth in the Stockholder Agreement (attached hereto as Exhibit B) executed as of this date and attached hereto and made a part hereof. The parties agree and acknowledge that the value of the Non-Purchased Shares surrendered in the Merger by each Seller (except Bobby J. Corte, Sr. and Chris Corte) is $200,000.

                  1.3.2.  TAX TREATMENT.

                  It is the intention of the parties that the Merger, together with the capital contributions of the shareholders of Buyer (other than Sellers) to Buyer (as set forth on Schedule 1.3.2. hereof), shall be treated as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"). To that end, Buyer represents and warrants to Sellers that:

                  (1) the capital contributions to Buyer by the shareholders of Buyer (other than Sellers) are proportionate in value to the contribution by certain of the Sellers through the Merger;

                                     EX-90

                  (2) the Sellers (other than Bobby J. Corte, Sr. and Chris Corte) and the shareholders of Buyer making the capital contributions set forth on Schedule 1.3.2. shall have "control" of Buyer (within the meaning of Section 368(c) of the Code) immediately after, and as a result of, the transactions contemplated by this Agreement and the Merger; and

                  (3) Buyer shall make all tax filings consistent with the tax treatment of transactions as intended by the parties.

         1.4.  FURTHER ASSURANCES.

                  From time to time after the Closing, Sellers and Buyer, and each of their respective successors, will execute and deliver to the other party such instruments of sale, transfer, conveyance, assignment and delivery, consents, assurances, powers of attorney and other instruments as may be reasonably requested by Buyer or Sellers in order to vest in Buyer all right, title and interest of Sellers in and to the Purchased Shares and otherwise in order to carry out the purpose and intent of this Agreement.

         1.5.  CLOSING.

                  The closing (the "Closing") of the transactions herein contemplated shall take place on or before February 29, 2000, at the offices of Liskow & Lewis located at One Shell Square, 701 Poydras Street, New Orleans, Louisiana 70139 and be effective as of 10:00 a.m., local time, on the date hereof (the "Closing Date"). All actions taken and all documents delivered at the Closing shall be deemed to have occurred simultaneously.

                                     EX-91

2.  CONSIDERATION TO BE PAID BY BUYER.

         2.1.  PURCHASE PRICE FOR PURCHASED SHARES.

                  The purchase price for the Purchased Shares shall be an amount ("Purchase Price") equal to $16,121,000.00 plus or less, as the case may be, any Adjustment Amounts (as defined in Section 2.3.4.).

         2.2.  PAYMENT OF PURCHASE PRICE.

         2.2.1.  CASH TO SELLERS.

                  At the Closing, Buyer shall pay in immediately available funds by wire transfer (pursuant to the instructions set forth on Schedule 2.2.1.) to Sellers the Purchase Price, less the Escrow Amount (as defined in Section 2.2.2.), to the separate accounts of Sellers in the following amounts:

                  Sellers            Gross               Escrow      Net Payable
                  -------            -----              --------     -----------
         Bobby J. Corte, Sr.        $3,344,200             0          $3,344,200

         Bobby J. Corte, Jr.        $3,144,200          $403,025      $2,741,175

         Kane J. Corte              $3,144,200          $403,025      $2,741,175

         Chris Corte                $3,344,200          $403,025      $2,941,175

         Kim Lee Corte Sanvi        $3,144,200          $403,025      $2,741,175

         Notwithstanding anything herein contained to the contrary it is agreed and understood by the parties hereto that the Escrow Amount shall be paid only by the following Sellers in the following percentages:



          Bobby J. Corte, Jr.             25%

          Kane J. Corte                   25%

          Chris Corte                     25%

          Kim Lee Corte Sanvi             25%



         2.2.2. RETENTION OF ESCROW.

                  Buyer shall place in an interest bearing escrow account (the "Escrow Account") with Regions Bank through Bob Boquet (the "Escrow Agent") $1,612,100.00 of the Purchase Price (the "Escrow Amount"), which shall be subject to Section 6. and the Adjustment Amounts (as defined in Section 2.3.4). Distribution of the Escrow Amount shall be pursuant to an Escrow Agreement in the form of Exhibit A. The Escrow Amount, after taking into account any claims by Buyer against Sellers pursuant to Section 6. of this Agreement and any


                                     EX-92

         Adjustment Amounts payable to Buyer to the extent not paid by Sellers, shall be paid to Sellers with interest as follows:

                           2.2.2.1. On September 1, 2000, Buyer shall cause the
                  Escrow Agent to pay to Sellers, in the percentages set forth in Section 2.2.1., $806,050.00, less (i) any amount claimed pursuant to Section 6. by Buyer up to September 1, 2000, and
                  (ii) any Adjustment Amounts payable to Buyer to the extent not paid by Sellers, including interest earned on any such amounts in the Escrow Account.

                           2.2.2.2. On March 1, 2001, Buyer shall cause the
                  Escrow Agent to pay to Sellers, in the percentages set forth in Section 2.2.1., any remaining portion of the Escrow Amount, less (i) any amount claimed pursuant to Section 6. by Buyer through March 1, 2001 and (ii) any Adjustment Amounts payable to Buyer to the extent not paid by Sellers, including interest earned on any such amounts in the Escrow Account.

         2.3. PURCHASE PRICE ADJUSTMENTS.

                  2.3.1. PURCHASE PRICE. Seller shall prepare or cause to be prepared and delivered to Buyer at the Closing a good faith preliminary consolidated balance sheet of the Company as of February 29, 2000, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") on a basis consistent with the Financial Statements as such term is used in Section 3.5.1. of this Agreement (the "Closing Balance Sheet"). Upon request, the Sellers shall provide to the Buyer and its, representatives, accountants, and advisors with access to copies of all work papers and other relevant documents to verify the entries contained in the Closing Balance Sheet. The Closing Balance Sheet must include a calculation of (a) Net Working Capital (defined as the Company's current assets, excluding obsolete and slow moving items of Inventory (which have a total agreed value of $267,000.00 as of December 31, 1999), less the Company's current liabilities, excluding short-term debt and the current portion of long term debt) in the amount of $3,118,000.00 and (b) Total Debt (defined as the Company's combined short-term debt plus current portion of long-term debt plus long-term debt (treating capital leases as long-term debt) and shareholder loans) of not more than $1,279,000.00. The form of Closing Balance Sheet, prepared by Arthur Andersen LLP, for use by Sellers is attached to this Agreement as Exhibit 2.3.1.

                  2.3.2.

                  In the event the preliminary determination of Net Working Capital as set forth on the Closing Balance Sheet is greater (applying
         GAAP) than $3,118,000.00, the amount in excess will be paid at Closing by wire transfer by Buyer to Sellers in the percentages set forth in
         Section 2.2.1. Further, in the event the preliminary determination of Total Debt (applying GAAP) as set forth on the Closing Balance Sheet is less than $1,279,000.00, the amount of the decrease will


                                     EX-93
         be paid at Closing by wire transfer by Buyer to Sellers in the percentages set forth in Section 2.2.1. On the other hand, if the preliminary determination of Net Working Capital as set forth in the Closing Balance Sheet is less (applying GAAP) than $3,118,000.00 and/or the preliminary determination of Total Debt is greater (applying GAAP) than $1,279,000.00, then the Purchase Price shall be reduced by the Net Working Capital deficiency amount and/or the Total Debt excess amount, as the case may be. Notwithstanding the foregoing, no adjustment shall occur on account of a change in Total Debt to the extent such change has been compensated through the Net Working Capital adjustment. Further, notwithstanding anything herein contained to the contrary, there shall be no purchase price adjustments under Section 2.3. for the following: (1) capital expenditures for the purchase of fixed assets that are listed on Schedule 2.3.2. that have been approved by Michael Stansberry on behalf of Buyer; and (2) Buyer and Sellers accept the Inventory adjustments made as of June 30, 1999 and the Inventory value as of June 30, 1999, and Buyer and Sellers agree that there will be no additional step-up in value (beyond the $287,000.00 step-up on July 1, 1999) for the Inventory between June 30, 1999 and the Closing Date without first obtaining the written consent of Buyer, and no further Inventory value adjustments will be made by Sellers or Buyer except for an adjustment based on actual count. Buyer understands and acknowledges that on or before the Closing, Sellers intend to cause the Company to distribute to Sellers cash in an amount equal to sum of (i) the net income of the Company for the taxable period ended December 31, 1999 and (ii) the net income of the Company for the taxable period from January 1, 2000 through the Closing Date. Sellers and Buyer understand and acknowledge that the foregoing may reduce the Net Working Capital of the Company.

                  2.3.3. On or before 60 days after the Closing Date, the Company shall cause the accounting firm of Arthur Andersen LLP to audit the Closing Balance Sheet in accordance with GAAP, and deliver the audited Closing Balance Sheet (the "Audited Closing Balance Sheet") to Buyer and Sellers in order to determine the "Adjustment Amounts" (as defined below in Section 2.3.4.). Upon reasonable notice and during reasonable business hours, Buyer agrees that the Company shall allow Sellers and Sellers' Accountant access to the persons involved in the preparation of the Audited Closing Balance Sheet and to all of their work-papers so as to permit Sellers and Sellers' Accountant to make copies of such work-papers supporting the amounts included in the Audited Closing Balance Sheet and to reasonably review the accounting procedures, tests, methods and approaches utilized by Arthur Andersen LLP.

                  2.3.4. On or before the 30th day following delivery of the Audited Closing Balance Sheet pursuant to Section 2.3.3., Sellers shall notify Buyer in writing of any objections to the Audited Closing Balance Sheet (and the determination of the Adjustment Amounts) as not complying with the requirements of Section 2.3., specifying in reasonable detail any such objections (a "Dispute Notice"). If (i) Sellers do not deliver a Dispute Notice within the time period specified above for delivery of a Dispute Notice (the "Notice Period"), or


                                     EX-94

         (ii) prior to the expiration of the Notice Period, Sellers indicate in writing to Buyer that Sellers relinquish their right to object to the Audited Closing Balance Sheet, or (iii) Buyer and Sellers agree on the resolution of all such objections or changes at any time subsequent to the expiration of the Notice Period, the Audited Closing Balance Sheet, with any such changes as are agreed upon, shall be final and binding on the parties hereto. If Sellers and Buyer are unable to resolve the matters addressed in any Dispute Notice, each party shall within fourteen (14) business days after the delivery of such Dispute Notice, summarize its position with regard to such dispute in a written document of ten pages or less and submit such summaries to the New Orleans, Louisiana office of, KPMG, or such other party as the parties may mutually select (the "Accounting Arbitrator"), together with the Dispute Notice and any other documentation either party may desire to submit. The fees of the Accounting Arbitrator shall be split equally between Buyer and Sellers. The Accounting Arbitrator shall render a decision regarding such dispute in accordance with this Agreement, based on the materials described above and based upon the books and records of the Company within twenty business days of the submission of such materials. Any decision rendered by the Accounting Arbitrator pursuant hereto shall be final and binding between the parties for the purpose of determining the Adjustment Amounts under this Section 2.3. Within ten days after the final determination of the Audited Closing Balance Sheet pursuant to this Section 2.3.4., the following adjustments to the Purchase Price shall occur: (i) to the extent that the Net Working Capital balance on the Audited Closing Balance Sheet (applying GAAP) is different from the Net Working Capital balance set forth on the Closing Balance Sheet, then (a) any excess amount shall be paid by Buyer to Sellers or (b) any shortfall or deficiency amount shall be paid by Sellers to Buyer; and (ii) to the extent that the Total Debt amount set forth on the Audited Closing Balance Sheet (applying GAAP) is different from the Total Debt amount set forth on the Closing Balance Sheet, then (x) the amount of any decrease shall be paid by Buyer to Sellers or (y) the amount of any increase shall be paid by Sellers to Buyer. Notwithstanding the foregoing, no adjustment shall occur on account of a change in Total Debt to the extent such change has been compensated through the Net Working Capital adjustment. Payments under this Section 2.3.4. shall be in immediately available funds by wire transfer, and all such payments to Sellers shall be in the percentages set forth in Section 2.2.1. above. If Sellers fail to make any payment to Buyer required by this Section 2.3.4., then Buyer is authorized but not required to apply any or all of the Escrow Amount to such payment. The term "Adjustment Amounts" as used in this Section
         2.3. shall mean any payments, as adjusted, and/or reductions to the Purchase Price made by Buyer to Sellers or by Sellers to Buyer pursuant to Sections 2.3.2. and 2.3.4. of this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF SELLERS.

         With the exception of the representations and warranties contained in Sections 3.1., 3.2., 3.3., 3.4. and 3.21., all of the representations and warranties in this Section 3. are made solely on Sellers' knowledge and any and all liability for indemnification under Section 6. for a breach of a representation and warranty or any misrepresentation contained in any Schedule, certificate or other documents furnished by Sellers pursuant Section 7.1. of this Agreement shall be limited to


                                     EX-95
the failure by Sellers to disclose the cause of such breach or misrepresentation of which Sellers have knowledge. Sellers represent and warrant to Buyer that:

         3.1.  ORGANIZATION AND GOOD STANDING.

                  Each of the Company and the Subsidiaries (as defined in Section 3.6.5.) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed, with full power to carry on its business as it is now and has since its organization been conducted, and to own, lease or operate its assets. Either the Company or one of the Subsidiaries is duly authorized to do business and is in good standing in such other jurisdictions in which the failure to so qualify could have a material and adverse effect on the results of operations, properties, assets, condition (financial or otherwise), or prospects of the Company (a "Material Adverse Effect").
         Schedule 3.1. is a listing of the Louisiana parishes in which the Company does business and the Louisiana parishes adjacent to offshore waters in which the Company does business.

         3.2.  AUTHORIZATION OF AGREEMENT.

                  Sellers have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements and instruments to be executed by Sellers in connection herewith have been duly executed and delivered by Sellers, have been effectively authorized by all necessary action, corporate or otherwise, and constitute legal, valid and binding obligations of Sellers.

                                     EX-96

         3.3.  OWNERSHIP OF SHARES.

                  The Shares are owned beneficially and of record by Sellers, and are being transferred to Buyer free and clear of all liens, mortgages, charges, option rights, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever. No Shares are subject to any restriction with respect to their transferability (other than restrictions on transfer under applicable Federal and state securities laws).

         3.4.  CAPITALIZATION.

                  The authorized capital stock of the Company consists of 1,000 shares of common stock, par value $100.00, of which 125 are issued and outstanding and which are owned by Sellers in the percentages set forth in Section 2.2.1. All of the Shares have been duly authorized, validly issued (free of all past, present and future preemptive rights), and are fully paid and non-assessable. Other than as disclosed on Schedule 3.4., there are no outstanding or authorized options, warrants, subscriptions, calls, puts, conversion or other rights, contracts, agreements, commitments or understandings of any kind obligating the Company to issue, sell, purchase, return, redeem or pay any distribution or dividend with respect to any shares of capital stock of the Company or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of or other ownership interest in the Company.

         3.5.  FINANCIAL CONDITION.

                  3.5.1.

                           Financial Statements. Schedule 3.5.1. sets forth the
                  following financial information: (i) the balance sheet of Cor-Val, Inc. as of June 30, 1999, March 31, 1999, March 31, 1998, and March 31, 1997, and the related statements of operations for the three months ended June 30, 1999 and each of the three years in the period ended March 31, 1999, and
                  (ii) the balance sheet of Cor-Val Services, Inc. as of June 30, 1999, December 31, 1998 and December 31, 1997, and the related statements of operations for the six months ended June 30, 1999 and each of the two years in the period ended December 31, 1998 (collectively, the "Financial Statements"). The Financial Statements of Cor-Val, Inc. as of and for the year ended March 31, 1999 and the three months ended June 30, 1999 and of Cor-Val Services, Inc. as of and for the year ended December 31, 1998 and the six months ended June 30, 1999 were prepared in accordance with GAAP.

                                     EX-97

                  3.5.2.

                           Absence of Certain Changes. Since June 30, 1999 (the
                  "Balance Sheet Date") there has not been (i) any damage, destruction or loss, whether or not covered by insurance, which, if not covered by insurance, could be a Material Adverse Effect on the Company or its Subsidiaries; (ii) any sale or transfer of any of the assets of the Company except
                  (a) sales in the ordinary course of the business of inventory or immaterial amounts of other tangible personal property and
                  (b) for the transfers listed on Schedule 3.5.2.(ii)(b); (iii) except as discussed on Schedule 3.5.2. (iii)any increase in, or commitment to increase, the compensation payable or to become payable to any of the Company's employees or any bonus payment (other than as included as an accrued liability on the Company's June 30, 1999 Financial Statement) or similar arrangement made to or with any of the Company's employees other than routine increases made in the ordinary course of business not exceeding the greater of five percent per annum or Two Thousand Dollars ($2,000) per annum for any of them individually; (iv) any adoption of a plan or agreement or amendment to any plan or agreement providing any new or additional fringe benefits; or (v) except for adjustments due to the acquisition of stock of Cor-Val Services, Inc., any material alteration in the manner of keeping the Company's books, accounts or records, or in the accounting practices therein reflected. Since the Balance Sheet Date, the Company has not (except with the prior written consent of Buyer): (a) entered into any material transaction not in the ordinary course of business; or (b) materially amended, modified, or terminated any material Contract (as defined in Section 3.11.1.) other than in the ordinary course of its business.

       3.6.  PROPERTY OF THE COMPANY.

                  3.6.1.

                           Real Property. There is listed in Schedule 3.6.1. a
                  description of each parcel of real or immovable property owned by or leased to the Company, or owned by or leased to Sellers for use by the Company. Except as indicated in Schedule 3.6.1.:

                                    3.6.1.1. Each of the leases described in
                           Schedule 3.6.1. is a valid and binding obligation of the Company or Sellers, as the case may be, and Sellers do not have any knowledge that any of said leases is not a valid and binding obligation of each of the other parties thereto;

                                     EX-98

                                    3.6.1.2. the Company and Sellers are not,
                           and Sellers do not have any knowledge that any other party to any such lease is, in default with respect to any material term or condition thereof, and Sellers do not have any knowledge that any event has occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any asset of the Company;

                                    3.6.1.3. Except as disclosed on Schedule
                           3.6.1.3., all of the buildings, fixtures and other improvements located on the real or immovable property described in Schedule 3.6.1. are in good operating condition and repair, and the Company or Sellers, as the case may be, holds a valid and effective occupational license and all other permits and licenses required by applicable law relating to the operation of such real properties and leaseholds. Neither the Company nor Sellers have received notice that the Company's operations at the real or immovable property listed in Schedule 3.6.1. as presently conducted is in violation of any applicable building code, zoning ordinance or other law or regulation;

                                    3.6.1.4. Neither the Company nor Sellers, as
                           the case may be, have experienced during the two years preceding the date hereof any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including, without limitation, sanitary and industrial sewer service) required by the Company during such period.

                  3.6.2.

                           Inventory. There is listed in Schedule 3.6.2. a
                  description of all inventories of (i) valves, chokes, actuators, manifolds, blow out preventers, and miscellaneous pressure control and drilling products; (ii) raw material, work in progress, finished goods, containers, tote bins, and other packaging material, spare parts, maintenance supplies; and (iii) other similar items of the Company (the "Inventory"). Except for items of Inventory that are obsolete and/or slow moving for sale or rental purposes and steel casting, the Inventory of the Company is good and merchantable and is salable in the ordinary course of business. The Inventory is carried on the books of the Company at the lower of cost or market.

                  3.6.3.

                           Other Tangible Personal Property. There is listed in
                  Schedule 3.6.3.: (i) a description and the location of each item of tangible personal property (other than Inventory) owned by the Company or in the possession of the Company having on the date hereof a depreciated book value per unit in excess of Five Thousand Dollars ($5,000); (ii) an identification of the owner of, and any agreement relating to the use of, each item of tangible personal property under leases or other similar agreements which provide for rental payments at a rate in excess of Two Hundred Fifty Dollars ($250) per month; and (iii) an identification of the owner of, and any agreement relating to the use of, each motor vehicle not owned by the Company, the rights to which are to be transferred to Buyer pursuant hereto;

                  3.6.4.

                           Intangible Personal Property. There is listed in
                  Schedule 3.6.4.: an identification of all (i) foreign and United States Federal or state patents, patent applications, invention disclosures, copyrights, copyright registrations, trademarks, trademark registrations, service marks, service mark registrations, trade names, trade name registrations and applications for any of the foregoing, owned or used by the Company; (ii) claims of copyright that exist although no registrations have been issued with respect thereto; and (iii) fictitious or assumed


                                     EX-99
                  business name filings with any state or local governmental authority ("intangible personal property"). Schedule 3.6.4. also sets forth a true and complete list of all licenses or similar agreements or arrangements to which the Company is a party either as licensee or licensor for each such item of intangible personal property. Except as indicated in Schedule 3.6.4.:

       3.6.4.1. In the past two (2) year(s), there have not been any regulatory actions or other judicial or adversary proceedings involving the Company concerning any of such items of intangible personal property, nor is any such action or proceeding threatened;

       3.6.4.2. The Company has the right and authority to use said items of intangible personal property in connection with the conduct of its business in the manner presently conducted and, subject to the receipt of those consents listed on Schedule 3.7., to convey such right and authority to Buyer, and such use does not conflict with, infringe upon or violate any patent, trademark, servicemark, trade name, registration or similar rights of any other person, firm or corporation;

       3.6.4.3. There are no outstanding, or threatened, disputes or disagreements with respect to any licenses or similar agreements or arrangements described in Schedule 3.6.4.; and

       3.6.4.4.

                                    The conduct of its business by the Company
                           does not conflict with any patents, trademarks, trade secrets, trade names or similar rights of others.

       3.6.5. SUBSIDIARIES

                           The Company owns one hundred percent (100%) of the
                  issued and outstanding stock of Cor-Val Services, Inc., a Louisiana corporation. Set forth on Schedule 3.6.5 is (i) a list of all other entities in which the Company holds a 50% or greater interest (the "Subsidiaries"), (ii) a list of all other entities in which the Company owns or holds any interest, and (iii) the percentage ownership of the Company in each such entity. There are no options, warrants, convertible debt or other similar instruments entitling anyone to acquire any capital stock or other equity interest of any of the Subsidiaries.

       3.7.  AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS.

                  With the exception of master services agreements, the execution and delivery of this Agreement by Sellers and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with: (i) any Contract or any other material agreement, indenture or other instrument to which Sellers or the Company is a party or by which any of them is bound, subject to the receipt of those consents listed on Schedule 3.7. which have been obtained and provided to Buyer, (ii) the Articles of Incorporation and Bylaws of the Company and each of the Subsidiaries, (iii) any judgment, decree, order or award of any court, governmental body or arbitrator, or (iv) any law, rule or regulation applicable to Sellers or the Company.

       3.8.  EMPLOYMENT AGREEMENTS AND EMPLOYEE BENEFITS.

       3.8.1.

                           Except as set forth on Schedule 3.8.1., there are no
                  employment, consulting, severance pay, continuation pay, termination pay or indemnification agreements or other similar agreements of any nature whatsoever (collectively, "Employment Agreements") between the Company or a Subsidiary, on the one

                                     EX-100
                  hand, and any current or former stockholder, officer, director, employee, consultant, or agent of the Company or a Subsidiary, on the other hand, that are currently in effect. Except as set forth on Schedule 3.8.1. there are no Employment Agreements or any other similar agreements to which the Company or any of its Subsidiaries is a party under which the transactions contemplated by this Agreement (i) will require any payment by the Company, a Subsidiary or Buyer, or any consent or waiver from any stockholder, officer, director, employee, consultant or agent of the Company, a Subsidiary or Buyer, or (ii) will result in any change in the nature of any rights of any stockholder, officer, director, employee, consultant or agent of the Company or a Subsidiary under any such Employment Agreement or other similar agreement.

                  3.8.2.

                           Schedule 3.8.2. sets forth Employee Benefit Plans of
                  the Company and its Subsidiaries. The Company has made true and correct copies of all governing instruments and related agreements pertaining to such benefit plans available to Buyer.

                  3.8.3.

                           Neither the Company, any Subsidiary nor any of their
                  ERISA Affiliates sponsors or has ever sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Employee Pension Benefit Plan.

                  3.8.4.

                           No individual shall accrue or receive additional
                  benefits, service or accelerated rights to payments of benefits under any Employee Benefit Plan, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement.

                  3.8.5.

                           No Employee Benefit Plan has participated in, engaged
                  in or been a party to any non-exempt Prohibited Transaction, and neither the Company, a Subsidiary nor any of their ERISA Affiliates has had asserted against it any claim for taxes under Chapter 43 of Subtitle A of the Code and Sections 5,000 of the Code , or for penalties under ERISA Section 502(c), (i) or (l), with respect to any Employee Benefit Plan nor, to the knowledge of the Shareholders, is there a basis for any such claim. No officer, director or employee of the Company or a Subsidiary of the Company has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Employee Benefit Plan.

                  3.8.6.

                           Other than routine claims for benefits, there is no
                  claim pending or to the knowledge of the Company and Shareholders threatened, involving any Employee Benefit Plan by any Person against such plan or the Company, any Subsidiary or


                                     EX-101
                  any ERISA Affiliate. There is no pending or to the knowledge of the Company and Shareholders threatened proceeding involving any Employee Benefit Plan before the IRS, the U.S. Department of Labor or any other governmental authority.

                  3.8.7.

                           There is no violation of any reporting or disclosure
                  requirement imposed by ERISA or the Code with respect to any Employee Benefit Plan.

                  3.8.8.

                           Each Employee Benefit Plan has at all times prior
                  hereto been maintained in all material respects, by its terms and in operation, in accordance with ERISA and the Code. The Company, each Subsidiary and their ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Employee Benefit Plan and applicable law or required to be paid as expenses under such Employee Benefit Plan, and the Company, each such Subsidiary and their ERISA Affiliates shall continue to do so through the Closing. Each Employer Benefit Plan intended to be qualified under Code Section 401(a) has received a determination letter to that effect from the Internal Revenue Service and no event has occurred and no amendment has been made that would adversely affect such qualified status.


                  3.8.9.

                           With respect to any group health plans maintained by
                  the Company, any Subsidiary or their ERISA Affiliates, whether or not for the benefit of the Company's or such Subsidiary's employees, the Company and its ERISA Affiliate have complied in all material respects with the provisions of Part 6 of Title I of ERISA and 4980B of the Code. Neither the Company nor any Subsidiary is obligated to provide health care benefits of any kind to its retired employees pursuant to any Employee Benefit Plan, including without limitation any group health plan, or pursuant to any agreement or understanding.

                  3.8.10.

                           The Company has made available to the Buyer a copy of
                  (i) the three (3) most recently filed Federal Form 5500 series and accountant's opinion, if applicable, for each Employee Benefit Plan and all applicable Internal Revenue Service determination letters.

                  3.8.11.

                           For purposes of this Section 3.8., the following
                  definitions shall apply:

                           3.8.11.1.

                                    "Benefit Arrangement" means any material
                           benefit arrangement that is not an Employee Benefit Plan, including, without limitation, (i) each employment or consulting agreement, (ii) each arrangement providing for insurance coverage or workers' compensation benefits,


                                     EX-102

                           (iii) each incentive bonus or deferred bonus arrangement, (iv) each arrangement providing termination allowance, severance or similar benefits,
                           (v) each equity compensation plan, (vi) each deferred compensation plan and (vii) each compensation policy and practice maintained by the Company or any ERISA Affiliate covering the employees, former employees, directors and former directors of the Company, and the beneficiaries of any of them.

                           3.8.11.2.

                                    "COBRA" means the Consolidated Omnibus
                           Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

                           3.8.11.3.

                                    "Code" means the Internal Revenue Code of
                           1986, as amended.

                           3.8.11.4.

                                    "Employee Benefit Plan" means any employee
                           benefit plan, as defined in Section 3(3) of ERISA, that is sponsored or contributed to by the Company or any ERISA Affiliate covering employees or former employees of the Company.

                           3.8.11.5.

                                    "Employee Pension Benefit Plan" means any
                           employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA.

                           3.8.11.6.

                                    "ERISA" means the Employee Retirement Income
                           Security Act of 1974, as amended.

                           3.8.11.7.

                                    "ERISA Affiliate" of any person means any
                           other person that, together with such person as of the relevant measuring date under ERISA, was or is required to be treated as a single employer under
                           Section 414 of the Code.

                           3.8.11.8.

                                    "Prohibited Transaction" means a transaction
                           that is prohibited under Section 4975 of the Code or
                           Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively.


       3.9.  LABOR AND EMPLOYMENT MATTERS.

                  3.9.1.

                           Except as set forth on Schedule 3.9.1., no collective
                  bargaining agreement exists that is binding on the Company or any Subsidiary and, except as described


                                     EX-103
                  on Schedule 3.9.1., no petition has been filed or proceedings instituted by an employee or group of employees with any labor relations board seeking recognition of a bargaining representative. Schedule 3.9.1. describes any organizational effort currently being made or threatened by or on behalf of any labor union to organize any employees of the Company or any Subsidiary.

                  3.9.2.

                           Except as set forth on Schedule 3.9.2., (i) there is
                  not now, and never has been, any labor strike, dispute, slow down or stoppage pending or, to the Shareholders' knowledge, threatened, against or directly affecting the Company or any Subsidiary, (ii) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending, and no claims therefor exist; and (iii) neither the Company, any Subsidiary nor any Shareholder has received any notice or has any knowledge of any threatened labor or civil rights dispute, controversy or grievance or any other unfair labor practice proceeding or breach of contract claim or action with respect to claims of, or obligations to, any employee or group of employees of the Company or any Subsidiary.

                  3.9.3.

                           If required under the Workers Adjustment and
                  Retraining Notification Act or other applicable state law regulating plant closing or mass layoffs, the Company and its Subsidiaries have timely caused there to be filed or distributed, as appropriate, all required filings and notices with respect to employment losses occurring through the Closing Date.

                  3.9.4.

                           The Company and its Subsidiaries have complied and
                  are currently complying, in respect of all employees of the Company and its Subsidiaries with all applicable laws respecting employment and employment practices and the protection of the health and safety of employees, from whatever source such law may be derived, including, without limitation, statutes, ordinances, laws, rules, regulations, policies, standards, judicial or administrative precedents, judgments, orders, decrees, awards, citations, licenses, official interpretations and guidelines , except for such instances which are not, in the aggregate, material.

                  3.9.5.

                           Other than part-time and unskilled office assistants
                  and laborers, all individuals who are performing or have performed services for the Company, any Subsidiary and are or were classified by the Company or any Subsidiary as "independent contractors" qualify for such classification under Section 530 of the Revenue Act of 1978 or Section 1706 of the Tax Reform Act of 1986, as applicable, except for such instances which are not, in the aggregate, material. Part-time workers and unskilled office assistants and laborers of the Company are not on the Company's payroll and have been issued 1099 forms by the Company.


                                     EX-104

                  The said part-time workers and unskilled office assistants and laborers are identified on Schedule 3.9.5.

                           3.9.6. The Company and its Subsidiaries have complied
                  and are currently complying with the Americans With Disabilities Act, 42 U.S.C.ss.12101, et seq., and all applicable state laws prohibiting discrimination against qualified individuals with disabilities and requiring access accommodations.

       3.10.  LITIGATION.

                  3.10.1.

                           Except for (i) claims listed in Schedule 3.10. and
                  (ii) claims for the collection of accounts arising out of the sale or purchase of goods or services in the ordinary course of business involving less than $10,000 individually or $100,000 in the aggregate, there are no claims, disputes, actions, proceedings or investigations of any nature pending or threatened against the Company, or any of the officers, partners, shareholders, affiliates or employees of the Company.

                  3.10.2.

                           No claim, action, suit, investigation, or other
                  proceeding is pending or threatened before any court or governmental agency which presents a risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of indemnification or other relief in connection therewith.

       3.11.  CONTRACTS.

                  3.11.1.

                           Schedule 3.11. sets forth a true and correct list of
                  each contract to which the Company is a party, including but not limited to any and all master service contracts, or to which any Seller is a party and which relates to the business of the Company ("Contracts"), except:

                           3.11.1.1.

                           Agreements for the purchase by the Company of goods,
                  materials or services in the ordinary course of business involving less than $10,000 in consideration in each such case;

                           3.11.1.2.

                           Agreements for the sale, rental or service by the
                  Company of goods or services in the ordinary course of business in which the payment to be received pursuant to each such agreement is less than $10,000 for each such non-listed agreement;

                           3.11.1.3.

                           Agreements which are terminable at will by the
                  Company upon no more than 60 days notice without penalty, default or liability and involving an amount less than $10,000; and

                           3.11.1.4.

                           Agreements continuing for a period of six months or
                  less involving an amount less than $10,000 for each such nonlisted agreement.

                                     EX-105

                  3.11.2.

                  Except as set forth in Schedule 3.11.

                           3.11.2.1.

                                    Each Contract is a valid and binding
                           agreement of the Company and, to the knowledge of Sellers, of the other parties thereto, subject to the effect of bankruptcy and creditors' rights generally;

                           3.11.2.2.

                                    The Company has fulfilled all material
                           obligations required pursuant to each Contract to have been performed by it or on its part prior to the date hereof, and Sellers believe that, assuming Buyer continues to operate the Company in the same manner as Sellers, the Company will be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof;

                           3.11.2.3.

                                    There has not occurred any material default
                           under any Contract on the part of the Company or on the part of the other parties thereto; and there has not occurred any event which with the giving of notice or the lapse of time, or both, would constitute any material default under any of the Contracts; and

                           3.11.2.4.

                                    Except as provided in the Contracts, the
                           Company is not, outside the ordinary course of business, under any liability or obligation with respect to the return of inventory or products sold, rented or serviced by it which are in the possession of distributors, wholesalers, retailers or other customers.

                                    3.11.2.5. Except as set forth in Schedule
                           3.11, the Company has not committed a past breach of any of its master service contracts.

       3.12.  REGULATORY APPROVALS.

                  All material consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Company or Sellers and which are necessary for the execution and delivery by Sellers of this Agreement and the documents to be executed and delivered by Sellers in connection herewith have been obtained and satisfied.

                  3.13.  COMPLIANCE WITH LAW.

                  Except as disclosed on Schedule 3.13., the Company has not, and its business as presently conducted does not, violate, in any respect any Federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, the Americans With Disabilities Act, environmental protection, conservation, or corrupt practices), the enforcement of which


                                     EX-106
         would have a Material Adverse Effect, and the Company has not received any notice of any such violation. Sellers have obtained all permits, approvals, and consents of all governmental bodies or agencies necessary or appropriate so that consummation of the transactions contemplated by this Agreement will be in compliance with applicable laws.

       3.14.  INDEBTEDNESS FROM EMPLOYEES.

                  Except as set forth in Schedule 3.14. no employee of the Company are indebted to the Company, except for advances made to any employees in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such employee.

       3.15.  ACCOUNTS RECEIVABLE.

                  Except as set forth in Schedule 3.15. or unless the customer files or is forced into bankruptcy, the accounts, accounts receivable, notes and notes receivable of the Company existing on September 30, 1999 arose out of the sales of inventory or services in the ordinary course of business and are collectible in full, net of the reserve set forth in the Company's June 30, 1999 Financial Statement included in
         Schedule 3.5.1., which reserves are reasonable and were calculated consistent with past practices. Further, as set forth in Schedule 3.15., a reserve has been established in the amount of $45,117.00 for certain accounts. In the event the Company and/or Buyer collects any payments attributable to said reserve, all such payments shall be promptly paid to Sellers.

       3.16.  INSURANCE.

                  Schedule 3.16. sets forth a true and correct list of all insurance policies either maintained by the Company or maintained by any other person which relate to the Company in any manner whatsoever at the date hereof. There are no outstanding requirements or recommendations by any insurance company that issued any such policy or by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any changes in the conduct of the business of, or any repairs or other work to be done on or with respect to any of the properties or assets of, the Company. The Company has not received any notice or other communication from any such insurance company within the three (3) years preceding the date hereof canceling or materially amending or materially increasing the annual or other premiums payable under any of said insurance policies, and no such cancellation, amendment or increase of premiums is threatened. Further, the Company has an "occurrence" product liability insurance policy.

       3.17.  POWERS OF ATTORNEY AND SURETYSHIPS.

                  The Company has no general or special powers of attorney outstanding (whether as grantor or grantee thereof) and has no obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

                                     EX-107

       3.18.  NO UNDISCLOSED LIABILITIES.

                  Except as and to the extent specifically reflected or reserved against in the Company's June 30, 1999 Financial Statement or otherwise disclosed herein, the Company has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect to any such liability or obligation) in accordance with GAAP which in the aggregate would constitute a Material Adverse Effect.

       3.19.  ENVIRONMENTAL MATTERS.

                  Except as disclosed on Schedule 3.19., as of the date hereof,
         (a) the Company has generated, utilized, stored, delivered for disposal, disposed of, treated, transported, and otherwise managed all materials, substances, and wastes, whether toxic, hazardous or otherwise, in compliance with all laws, rules, regulations, ordinances, and guidelines, except to the extent any such failure would not have a Material Adverse Effect; (b) the real or immovable property owned, leased, or operated by either (i) Sellers relating to the Company, or
         (ii) the Company is not listed on the National Priorities List, CERCLIS, RCRIS, or any comparable state listing which identifies sites for removal, remedial, clean-up or investigatory actions; (c) no amounts, which require remediation or reporting under applicable law, of asbestos, PCB's, ureaformaldehyde, hazardous and solid wastes, hazardous or toxic substances, petroleum products, pollutants or contaminates, and no above or underground storage tanks, have become located on the real or immovable property owned, leased, or currently operated by the Company, except to the extent the existence or remediation of such substances would not result in a Material Adverse Effect; and (d) the real or immovable property owned, leased, or operated by the Company has not been contaminated, tainted or polluted in any manner whatsoever (including, without limitation, any contamination of or injury or damage to soils, groundwater waters, biota, and wildlife located on, in, under or originating from such premises) with pollutants, contaminants or other substances or materials so as to give rise to a removal, remediation, clean-up, or investigatory obligation or action, and Sellers do not now have knowledge of any removal, remediation, investigatory or clean-up obligation or action which the Company has with respect thereto under any law, rule, regulation, guideline, ordinance, whether domestic or foreign, Federal, state, or local, or the common law, except to the extent any failure to comply with any such obligation would not result in a Material Adverse Effect. Notwithstanding anything in this Agreement to the contrary, Sellers do not warrant the environmental condition of the immovable property to be sold to the Company as set forth in Section 5.4. below, and assume no liability for environmental indemnification other than for the failure to disclose an environmental violation of which they have actual knowledge.

       3.20.  CONFLICT OF INTEREST.

                  Except as disclosed in Schedule 3.20., no officer, director or shareholders of the Company or any affiliate of any such person now has or within the last three (3) years had, either directly or indirectly:

                                     EX-108

                  3.20.1.

                           any equity or debt interest in any corporation,
                  partnership, joint venture, association, organization or other person or entity which furnishes or sells or during such period furnished or sold services or products to the Company, or purchases or during such period purchased from the Company any goods or services, or otherwise does or during such period did business with the Company; or

                  3.20.2.

                           a beneficial interest in any contract, commitment or
                  agreement, formal or informal, to which the Company is or was a party or under which it was obligated or bound or to which its properties may be or may have been subject, other than stock options and other contracts, commitments or agreements between the Company and such persons in their capacities as employees, officers or directors of the Company; or

                  3.20.3.

                           loaned money to or borrowed money from the Company.

       3.21.  TAXES.

                  3.21.1.

                           For purposes of this Agreement: (i) the term "Taxes"
                  means (A) all Federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, value added, intangible, unitary, capital gain, transfer, franchise, profits, license, lease, service, service use, withholding, backup withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined, unitary or other similar group for any period, or otherwise through operation of law and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person; and the term "Tax" means any one of the foregoing Taxes; and (ii) the term "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes; and the term "Return" means any one of the foregoing Returns.

                  3.21.2.

                           Schedule 3.21.2. sets forth: (i) the taxable years of
                  the Company and Tax Affiliates (as defined in Section 3.21.3.) as to which the respective statutes of limitations on the assessment of United States Federal income and any applicable state, local or foreign income or franchise Taxes have not expired, and (ii) with respect to such taxable years sets forth those years for which examinations by the IRS or the state, local or foreign taxing authority have been completed, those


                                     EX-109
                  years for which examinations by such agencies are presently being conducted, those years for which notice of pending or threatened examination or adjustment has been received, those years for which examinations by such agencies have not been initiated, and those years for which required Returns for such Taxes have not yet been filed. Except to the extent indicated in Schedule 3.21.2., all deficiencies asserted or assessments made as a result of any examinations by the IRS or state, local or foreign Tax authority have been fully paid, or are fully reflected as a liability in the Company's June 30, 1999 Financial Statement, or are fully described in Schedule 3.21.2., are being contested in good faith and an adequate reserve therefor has been established and is fully reflected in the Company's June 30, 1999 Financial Statement to the extent required by GAAP. In addition to the foregoing, the Sellers specifically state and Buyer acknowledges that the Company's Return for fiscal years 1992, 1993 and 1994 Taxes has been audited by the IRS, and that such audit concluded in a written settlement agreement between the IRS and the Company, a true and correct copy of which has been provided to the Buyer and is attached to Schedule 3.21.2. Except as described in Schedule 3.21.2., there are no Returns that are presently under examination with respect to Taxes, there are no proposed (whether oral or written) or final adjustments, assessments or deficiencies with respect to Taxes currently pending, and there are no outstanding notices of proposed or actual audit, examination or investigation with respect to Taxes.

                  3.21.3.

                           Sellers represent and warrant to Buyer that, except
                  as described in Schedule 3.21.3.:

                  3.21.3.1.

                                    the Company, and every other person for
                           whose Taxes the Company is or could be held liable (whether by reason of being a member of a consolidated, combined, unitary, or other similar group for Tax purposes, by reason of being a successor, by agreement or otherwise (for the taxable period(s) or portions thereof with respect to which the Company is or could be held for such other Person's Taxes) (all such persons collectively referred to herein as "Tax Affiliates"), have filed on a timely basis all Returns required to have been filed by it and have paid on a timely basis all Taxes shown thereon as due. All such Returns are true, complete and correct in all material respects. The provisions for Taxes in the Company's June 30, 1999 Financial Statement sets forth the maximum liability of the Company and Tax Affiliates for Taxes as of the date thereof. No liability for Taxes has been incurred by the Company or any Tax Affiliate since June 30, 1999 other than in the ordinary course of their business. No director, officer or employee of the Company or any Tax Affiliate having responsibility for Tax matters is in discussions with Tax authorities or has reason to believe that any Tax authority has valid grounds to claim or assess any additional Tax with respect to the Company or any Tax Affiliate in excess of the amounts shown on the Company's June 30, 1999 Financial Statement for the period ending on such date;

                                     EX-110

                           3.21.3.2.

                                    With respect to all amounts in respect of
                           Taxes imposed upon the Company or Tax Affiliates, or for which the Company is or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), and with respect to all taxable periods or portions of periods ending on or before the Closing, all applicable Tax laws and agreements have been fully complied with in all material respects, and all such amounts required to be paid by such date by the Company and Tax Affiliates to Tax authorities or others have been paid or accrued;

                           3.21.3.3.

                                    none of the Returns required to be filed by
                           the Company or any Tax Affiliate contains, or were required to contain (in order to avoid the imposition of a penalty), a disclosure statement under Section 6662 (or any predecessor provision) of the Code, or any similar provision of state, local or foreign law;

                           3.21.3.4.

                                    all amounts that were required to be
                           collected or withheld by the Company or any Tax Affiliate have been duly collected or withheld in all material respects, and all such amounts that were required to be remitted to any Tax authority have been duly remitted in all material respects;

                           3.21.3.5.

                                    the Company and Tax Affiliates have not
                           requested an extension of time to file any Return not yet filed, and have not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No power of attorney granted by the Company or any Tax Affiliate with respect to Taxes is in force;

                           3.21.3.6.

                                    Sellers, the Company and Tax Affiliates have
                           not taken any action not in accordance with past practice that would have the effect of deferring any material Tax liability of the Company or any Tax Affiliate from any taxable period or portion thereof ending on or before or including the Closing to any subsequent taxable period;

                           3.21.3.7.

                                    Schedule 3.21.3.7. sets forth all Tax
                           Affiliates during all periods with respect to which the applicable statue of limitations on the assessment of Taxes remains open;

                           3.21.3.8.

                                    there are no actual or deemed elections
                           under Section 338 of the Code, protective carryover basis elections, offset prohibition elections or similar elections applicable to the Company or any Tax Affiliate excluding


                                     EX-111
                           any such elections as may be made by Buyer in connection with the transactions contemplated by this Agreement;

                           3.21.3.9.

                                    except as disclosed on Schedule 3.21.3.9.
                           pertaining to 263A, neither the Company nor any Tax Affiliate is required to include in income any adjustment pursuant to Sections 481 or 263A of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method or otherwise, following the Closing, and Sellers have no knowledge that the IRS (or other Tax authority) has proposed, or is considering, any such change in accounting method or other adjustment;

                           3.21.3.10.

                                    there are no liens for Taxes (other than for
                           current Taxes not yet due and payable) upon the assets of the Company;

                           3.21.3.11.

                                    the Company is not party to any agreement,
                           contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, whether by reason of the Closing or otherwise;

                           3.21.3.12.

                                    the Company is not, and has not been, a
                           United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code (or any corresponding provision of state, local or foreign Tax law);

                           3.21.3.13.

                                    neither the Company nor any Tax Affiliate
                           has or has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country and the Company has not engaged in a trade or business within any foreign country;

                           3.21.3.14.

                                    neither the Company nor any Tax Affiliate is
                           a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for Federal income tax purposes;

                           3.21.3.15.

                                    neither the Company nor any Tax Affiliate is
                           or has been a member of an "affiliated group" as such term is defined in Section 1504 of the Code (and any predecessor provision) of the Code, or any similar group for state, local or foreign Tax purposes;

                           3.21.3.16.

                                    neither the Company nor any Tax Affiliate
                           has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the


                                     EX-112

                           Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by any of them;

                           3.21.3.17.

                                    neither the Company nor any Tax Affiliate
                           has participated in an international boycott within the meaning of Section 999 of the Code;

                           3.21.3.18.

                                    the Company is not a party to or bound by
                           any Tax sharing agreement, and has no current or contingent contractual obligation to indemnify any other person with respect to Taxes, other than obligations to indemnify a lessor for property Taxes, sales/use Taxes or gross receipts Taxes (but not income or franchise Taxes) imposed on lease payments arising from terms that are customary for leases of similar property;

                           3.21.3.19.

                                    the Company is not a party to or bound by
                           any closing agreement or offer in compromise with any Tax authority;

                           3.21.3.20.

                                    none of the assets of the Company is
                           property that the Company is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former
                           Section 168(f)(8) of the Internal Revenue Code of 1954, as amended; none of the assets of the Company directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code; none of the assets of the Company is "tax-exempt use property" within the meaning of
                           Section 168(h) of the Code;

                           3.21.3.21.

                                    Schedule 3.21.3.21. sets forth all material
                           elections with respect to Taxes of the Company and Tax Affiliates made since January 1, 1997;

                           3.21.3.22.

                                    Schedule 3.21.3.22. sets forth all Returns
                           with respect to the Company and Tax Affiliates the due dates for which (including any valid extensions thereof) are sixty or fewer days following the Closing, and the Taxes for which estimated or final payments may, based on the current operations of the Company and Tax Affiliates, become due in sixty or fewer days following the Closing;

                           3.21.3.23.

                                    Schedule 3.21.3.23. sets forth all state,
                           local or foreign jurisdictions in which the Company is or at any time during the past five years has been subject to Tax;

                                     EX-113

                           3.21.3.24.

                                    the Company has made a valid Qualified
                           Subchapter S Subsidiary election for Cor-Val
                           Services, Inc., and the Company has had in effect at all times since April 1, 1999 through the date immediately preceding the date of the Closing a valid election under Section 1361 of the Code (and any predecessor provision and any similar provision of applicable state, local or other Tax law). The Company has not incurred any liability for Taxes pursuant to Section 1374 or 1375 of the Code (and any predecessor provision and any similar provision applicable state, local or other Tax law); and

                           3.21.3.25.

                                    all outstanding options to acquire equity of
                           the Company that purport to or were otherwise intended (when issued) to be treated as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code (and any predecessor provision and any similar provision applicable state, local or other Tax law) were issued in compliance with such section. All such outstanding options currently qualify for treatment as ISOs, and are held by persons who are employees of the Company.

       3.22.  LIENS.

                  Except as disclosed on Schedule 3.22., none of the properties and assets owned, leased, and/or used by the Company or its Subsidiaries is subject to any lien, charge, mortgage, pledge, security interest, or other encumbrance of any kind. Schedule 3.22 also sets forth a description of any indebtedness owed by the Company which is guaranteed in writing by any of the Sellers and/or secured by collateral granted by any of the Sellers.

       3.23.  OTHER INFORMATION.

                  The information provided by Sellers to Buyer in this Agreement or in the Schedules does not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading. Copies of all documents heretofore delivered or made available to Buyer were complete and accurate records of such documents in all respects.

       3.24.  NO OTHER REPRESENTATIONS.

                  Sellers are not making any representation or warranty, express or implied, of any nature whatsoever, except as specifically set forth in this Agreement and the other documents executed in connection herewith.

       3.25.  NO KNOWN BREACHES.

                  Sellers have no actual knowledge that Buyer's representations and warranties in this Agreement are untrue and Sellers shall not be entitled to make any indemnity claims pursuant to Section 6. hereof with respect to any matters constituting a breach of this Section 3.25.

                                     EX-114

4.  REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer represents and warrants to Sellers that:

       4.1.  ORGANIZATION.

                  Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

       4.2.  CORPORATE AUTHORITY.

                  This Agreement and all other agreements herein contemplated to be executed in connection herewith have been duly executed and delivered by Buyer, have been effectively authorized by all necessary action, corporate or otherwise, and constitute legal, valid and binding obligations of Buyer.

       4.3.  AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS.

                  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any material agreement, indenture or other instrument to which Buyer is a party or by which it is bound, Buyer's Certificate of Incorporation or Bylaws, any judgment, decree, order or award of any court, governmental body or arbitrator, or any law, rule or regulation applicable to Buyer.

       4.4.  INVESTMENT INTENT.

                  Buyer is acquiring the Shares with the intention as of the date hereof of holding the Shares for purposes of investment, and Buyer has no intention as of the date hereof of selling the Shares in a public distribution in violation of Federal securities laws or any applicable state securities laws.

       4.5.  REGULATORY AND OTHER APPROVALS.

                  All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation, including any third party consents, which must be obtained or satisfied by Buyer and which are necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been obtained and satisfied.

                                     EX-115

                  4.6.  NO KNOWN BREACHES.

                  Buyer has no actual knowledge that Sellers' representations and warranties in this Agreement are untrue, and Buyer shall not be able to make any indemnity claims pursuant to Section 6. hereof with respect to any matters constituting a breach of this Section 4.6.

                  4.7.  OTHER INFORMATION.

                  The information provided by Buyer to Sellers in this Agreement or in the Schedules does not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

                  4.8.  GUARANTEES BY SELLERS OF COMPANY DEBT.

                  Buyer agrees to pay at Closing that portion of the indebtedness of the Company which is guaranteed in writing by any of the Sellers and/or secured by collateral granted by any of the Sellers, which indebtedness is described in Schedule 3.22. To the extent necessary, the Buyer will also request full releases of any such guarantees.

                  4.9.  NO OTHER REPRESENTATIONS.

                  Buyer is not making any representation or warranty, express or implied, of any nature whatsoever, except as specifically set forth in this Agreement and the other documents executed in connection herewith.

5.  CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES.

       5.1.  COOPERATION IN LITIGATION.

       Each party will fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the Company prior to or after the Closing Date (other than litigation arising out of the transactions contemplated by this Agreement). The party requesting such cooperation shall pay reasonable the out-of-pocket expenses (including reasonable legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or other similar expenses paid by the party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

       5.2.  TAX MATTERS.

                  5.2.1. PRE-CLOSING RETURNS.

                           Sellers will be responsible for and will cause to be
                  prepared and duly filed all Returns in which the Company is includable for all taxable periods ending on or before the Closing. All such Returns shall be prepared in a manner consistent with prior periods. All such Returns filed after the Closing shall be submitted to Buyer no later than thirty days prior to the due date and filing thereof, and Buyer shall have the right to review and comment thereon (without reduction of Sellers' obligations to indemnify under this Agreement). Sellers will pay or cause to be


                                     EX-116
                  paid, and shall indemnify and hold Buyer and the Company harmless against, all Taxes to which such Returns relate; provided, however, that to the extent such Taxes are included in and specifically identified on the Audited Closing Balance Sheet (as finally determined) or an attachment or schedule thereto, Buyer shall reimburse Sellers for such Taxes within ten business days following the later of: (i) the receipt by Buyer of written evidence of actual payment of such Taxes by Sellers or (ii) the date the Audited Closing Balance Sheet becomes final and binding.


                  5.2.2. OVERLAP PERIOD RETURNS

                           Other than Returns to be prepared by Sellers pursuant
                  to Section 5.2.1., Buyer will prepare or cause to be prepared all Returns of the Company for any and all taxable periods which include and end after the Closing (the "Overlap Period"), and any taxable period beginning after the Closing. Sellers will be responsible for and will indemnify and hold harmless Buyer, and the Company with respect to all Taxes for the Overlap Period in an amount equal to the liability for Taxes that would have resulted had the Overlap Period ended at the Closing (utilizing, if applicable, the actual tax rate imposed on a particular category of income by the applicable taxing jurisdiction), except to the extent such Taxes are included in and specifically identified on the Audited Closing Balance Sheet (as finally determined) or an attachment or schedule thereto. Any amount so payable by Sellers will be remitted to Buyer at least ten business days prior to the due date of the respective Returns pursuant to written notice by the Buyer of such due date; provided that Sellers approve of the amount (such approval not to be unreasonably withheld).


                                     EX-117

                  5.2.3. AMENDED RETURNS.

                           From and after the date hereof, Sellers and their
                  affiliates shall not file or cause to be filed any amended Return with respect to the Company, and Sellers and their affiliates shall not file a claim for refund of Taxes paid by or on behalf of the Company.

                  5.2.4. MATERIAL ELECTIONS.

                           Neither Sellers nor the Company shall make any
                  material election with respect to Taxes of the Company or any Tax Affiliate following the date hereof without the prior written approval of Buyer (such approval not to be unreasonably withheld).

                  5.2.5. TAX INFORMATION.

                           After the Closing, Sellers, on the one hand, and
                  Buyer and the Company, on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to liabilities for Taxes for all periods prior to or including the Closing and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

                  5.2.6. TAX SHARING AGREEMENTS.

                           Any and all tax sharing, tax indemnity, or tax
                  allocation agreements with respect to which the Company was a party at any time prior to the Closing shall terminate upon the Closing. No further amounts shall be payable by the Company under such agreements following the Closing.

                  5.2.7. CERTAIN TAXES.

                           All sales, value added, use, transfer, registration,
                  stamp and similar Taxes imposed in connection with the sale of the Purchased Shares shall be borne by the party upon which it is imposed.

         5.3. EMPLOYMENT, CONFIDENTIALITY, AND NON-COMPETE AGREEMENTS.

                  At the Closing, Buyer shall enter into separately negotiated employment agreements with Bobby J. Corte, Jr., Kane J. Corte, and Dennis Sanvi in substantially the form attached hereto as Exhibit 5.2.6.1.(1), which employment agreements shall contain confidentiality provisions and two-year non-compete provisions commencing upon termination of employment. In addition, at the Closing Bobby J. Corte, Sr. and Chris Corte shall enter into a two-year non-compete agreement with the Company, which agreements will be in substantially the form attached hereto as Exhibit 5.3(2).

         5.4. SALE OF PROPERTY TO THE COMPANY.

                  At the Closing, Corte Enterprises, L.L.C., as seller, and the Buyer (or the Company as Buyer's designee), as buyer, shall execute an act of cash sale


                                     EX-118
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         affecting the immovable property located at 106 Venture Boulevard in
         Houma, Louisiana and certain movable property. Also at the Closing, Barbara Byrd Corte and Bobby J. Corte, Sr., as seller, and the Buyer (or the Company as Buyer's designee), shall execute an act of cash sale affecting the immovable property located at 103 Venture Boulevard in Houma, Louisiana and certain movable property. The terms and conditions of the said sales and the forms of the acts of cash sale are set forth in the Purchase Agreement by and between Corte Enterprises, L.L.C. Barbara Byrd Corte, Bobby J. Corte, Sr., and Buyer, a copy of which is attached to this Agreement as Exhibit 5.4.

         5.5. MERGER.

                  Immediately after the Closing, the Sellers (except Bobby J. Corte, Sr. and Chris Corte) and Buyer agree to merge Cor-Val Acquisition Corp. into the Company. Further, the Sellers (except Bobby
         J. Corte, Sr. and Chris Corte) agree to transfer the Non-Purchased Shares to Buyer and Buyer agrees to issue and transfer stock to Sellers (except Bobby J. Corte, Sr. and Chris Corte.), as set forth in Section
         1.3. above.

         5.6. PHASE I AND PHASE II ENVIRONMENTAL ASSESSMENT.

                  Prior to Closing, a Phase I and Phase II environmental assessment was performed by Buyer, at Buyer's expense. The parties agree and understand that upon execution of this Agreement and the transactions contemplated hereby, that Sellers' indemnity liability for environmental matters shall not apply to any environmental matter disclosed in the Phase I and Phase II environmental assessment. The Sellers do hereby unconditionally waive any right of action or claim that any of them may have against the Company with respect to environmental matters except for those set forth in the Phase I and Phase II environmental assessment.

6.  INDEMNIFICATION.

         6.1.  INDEMNIFICATION BY SELLERS.

                  Subject to the limitations set forth in the opening paragraph of Section 3., Sellers shall indemnify and hold harmless Buyer and the Company (collectively, the "Buyer Group") in respect of any and all claims, losses, damages, liabilities and expenses (including, without limitation, settlement costs and any reasonable legal, accounting and other expenses for defending any actions) incurred (collectively, "Losses") by the Buyer Group, together with interest on cash disbursements in connection therewith at the base rate for prime commercial lenders of Buyer's primary bank as announced from time to time, plus 1 percent per annum (the "Reference Rate"), from the date of final judgment or date of settlement for Losses payable by the Buyer Group to third parties or from the date of the Buyer Group's notice of a claim to Sellers for all other Losses, until paid by Sellers, in connection with each and all of the following:

                  6.1.1.

                           any material breach of any representation or warranty
                  made by Sellers in this Agreement;

                  6.1.2.

                           the breach of any covenant, agreement or obligation
                  of Sellers contained in this Agreement or any other instrument delivered at the Closing;

                                     EX-119

                  6.1.3.

                           any misrepresentation contained in any Schedule,
                  certificate or other documents furnished by Sellers pursuant to Section 7.1. of this Agreement, or in the due diligence materials furnished by Sellers to Buyer, a copy of which are contaned in Schedule 6.1.3.; or

                  6.1.4.

                           the failure to pay when due any and all liabilities
                  for Taxes (as defined in Section 3.21.1.) that (i) accrued with respect to any taxable periods of the Company ending on or before the Closing Date, or (ii) accrued with respect to the assets, operations or business of the Company during all periods up to and including the Closing whether or not such periods are taxable periods.

         6.2.  INDEMNIFICATION BY BUYER.

                  Buyer shall indemnify and hold harmless Sellers (collectively, the "Seller Group"), in respect of any and all Losses (as defined above) reasonably incurred by Sellers, together with interest on cash disbursements in connection therewith at the Reference Rate from the date of final judgment or date of settlement for Losses payable by the Seller Group to third parties or from the date of the Seller Group's notice of a claim to Buyer for all other Losses, until paid by Buyer, in connection with each and all of the following:

                  6.2.1.

                           any material breach of any representation or warranty
                  made by Buyer in this Agreement.

                  6.2.2.

                           the breach of any covenant, agreement or obligation
                  of Buyer contained in this Agreement or any other instrument delivered at the Closing;

                  6.2.3.

                           any misrepresentation contained in any Schedule,
                  certificate or any other document furnished by Buyer pursuant to this Agreement;

                  6.2.4.

                           the operation of the Company after the Closing Date;

                  6.2.5.

                           any claim, demand or cause of action (including
                  warranty claims and claims relating to physical injury, death or property damage) relating to or approximately caused by either (i) products manufactured by the Company after the Closing Date or (ii) any products sold or leased by the Company after the Closing Date;

                  6.2.6.

                           the violation of any Federal, state, local or foreign
                  laws, regulations, orders, requirements or ordinances, including those dealing with environmental


                                     EX-120
                  matters, on or after the Closing Date by Buyer and its affiliates, agents or assigns in relation to the Company; an

                  6.2.7.

                           any Environmental Condition relating to the Company
                  which result from the operations of the Company on or after the Closing Date or which came into existence on or after the Closing Date (including, but not limited to, Environmental Costs to the extent they directly arise from such violations), plus any items contained in environmental assessments performed prior to the Closing which were not remediated by Sellers.

         6.3.  CLAIMS FOR INDEMNIFICATION.

                  Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "indemnified party") shall promptly notify the other party (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability potentially arising therefrom. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the indemnifying party; provided, however, that if such consent is not granted the amount of indemnity provided by the indemnifying party shall not be limited by
         Section 6.4. or 6.6. and, if Buyer is the indemnified party, at the election of Buyer, only the portion of any loss equal to the refused settlement shall be deducted or payable from the Escrow Account, all other amounts shall be paid directly to Buyer by wire transfer by Sellers or the distributees of the assets of the Sellers.

         6.4.  DEFENSE BY INDEMNIFYING PARTY.

                  In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party given within 30 days after delivery of the written notice referred to in Section 6.3. hereof, assume the defense of any such claim or legal proceeding if it acknowledges to the indemnified party in writing its obligations to indemnify the indemnified party with respect to all elements of such claim. The Indemnifying Party, however, shall not settle any such claim or legal proceeding in a manner that imposes obligations or duties on the indemnified party without the prior written consent of the indemnified party, which consent will not be unreasonably withheld. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the indemnifying party does not assume the defense of any such claim or litigation resulting therefrom, (a) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate, and (b) the indemnifying party shall be entitled to participate in (but not


                                     EX-121
         control) the defense of such action, with its counsel and at its own expense. If the indemnifying party thereafter seeks to question the manner in which the indemnified party defended such third party claim or the amount or nature of any such settlement, the indemnifying party shall have the burden to prove by a preponderance of the evidence that the indemnified party did not defend or settle such third party claim in a reasonably prudent manner as a prudent businessman would if his own funds were subject to such suit.

         6.5.  MANNER OF INDEMNIFICATION.

                  All indemnification by either party hereunder shall be effected by payment of cash or delivery of a certified or official bank check in immediately available funds in the amount of the indemnification liability.

         6.6.  LIMITATIONS ON INDEMNIFICATION.

                  Subject to any limitations contained therein, all representations and warranties made by the parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto and shall expire twenty-four months after the Closing Date, except (i) as to any matter as to which a claim is submitted in writing to the indemnifying party prior to the applicable expiration date and identified as a claim for indemnification pursuant to this Agreement; (ii) as to any representation or warranty relating to ownership or title to the Shares or the Company's assets, including real or immovable property, which shall not expire; (iii) as to any matter which is based upon willful fraud by the indemnifying party, with respect to which the representations and warranties set forth in this Agreement shall expire only upon expiration of the applicable statute of limitations plus 60 days; (iv) as to any representation or warranty concerning tax or environmental matters, which shall expire only upon the expiration of the applicable statute of limitations plus 45 days; and (v) as to any representation or warranty concerning the authority to execute this Agreement or any of the other documents contemplated hereby, which shall not expire. No claim or action for indemnity pursuant to Sections 6.1. or 6.2. hereof for breach of any representation or warranty shall be asserted or maintained by any party hereto after the expiration of such representation or warranty pursuant to the preceding sentence except for claims made in writing prior to such expiration and actions (whether instituted before or after such expiration) based on any claim made in writing prior to such expiration. Notwithstanding any other provisions contained in this Agreement, (i) neither Buyer nor Sellers shall be entitled to receive any amount under this Section 6. which exceeds $12,000,000.00; (ii) Buyer shall not be entitled to payment under this Section 6. for a breach of any representation or warranty by Sellers contained in this Agreement except for the amount by which the aggregate of all breach of warranty or representation claims hereunder which have not theretofore been reimbursed to Buyer exceeds the sum of $180,000.00, and (iii) Sellers shall not be entitled to payment under this Section 6. except for the amount by which the aggregate of all claims hereunder which have not theretofore been reimbursed to Sellers, exceeds $180,000.00. In the event the $180,000.00 threshold mentioned in clause (ii) or
         (iii) of the preceding sentence is exceeded, Buyer or Sellers, as the case may be, shall then have the right to seek reimbursement of said threshold amount from Sellers or Buyer, as the case may be, under this
         Section 6. Notwithstanding anything contained in this Section 6.6., the limits on


                                     EX-122
         indemnification contained in the preceding sentence shall exclude any obligations specifically assumed by any party in this Agreement, including without limitation, the obligations relating to Taxes and brokers as described in Sections 3.21., 5.2., and 9.5. respectively .

         6.7.  SOLE BASIS FOR RECOVERY.

                  Unless specifically provided for elsewhere in this Agreement, the parties intend Section 6. to be the exclusive method for compensating each other for, or indemnifying each other against, claims relating to the Company and the transactions contemplated by this Agreement.




         6.8.  LIABILITY OF THE SELLERS.

                  The liability of Sellers under this Section 6. shall be in accordance with the following percentages:

                  Bobby J. Corte, Jr.             25%

                  Kane J. Corte                   25%

                  Chris Corte                     25%

                  Kim Lee Corte Sanvi             25%

                  Buyer shall not have any obligation to marshall its claims hereunder to minimize the obligations of any of the Sellers.

         6.9.  RELEASE FROM LIABILITY.

                  Notwithstanding anything contained anywhere in this Agreement to the contrary, notwithstanding, all parties hereto specifically agree that subject to Bobby J. Corte, Sr.'s execution of the non-compete agreement discussed in Section 5.3. above, Bobby J. Corte, Sr. is and shall be and remain free from any liability or responsibility of any nature whatsoever, for any claim demand or cause of action based upon or related to any provision of this Agreement (including, but without limitation, the provisions of Section 3. and Section 6., except any claim, demand or cause of action based upon the provisions of Section
         3.3. hereof; and Buyer and all remaining Sellers do hereby release, discharge and agree to hold Bobby J. Corte, Sr. harmless from any such claim, demand or cause of action described herein except those based on the provisions of Section 3.3.

         6.10.  TAX BENEFIT.

                  If the amount with respect to which any claim is made under this Section 6. gives rise to a realizable Tax benefit to the indemnified party, the indemnity payment shall be reduced by the amount of the Tax benefit realizable by the party making the claim. The


                                     EX-123
         amount of any claim for which indemnification is provided shall also be
         (A) increased to take account of any net tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (B) reduced to take account of any net tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such tax cost or tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be increased or reduced to reflect any such net tax cost (including gross-up) or net tax benefit only after the indemnified party has Actually Realized such cost or benefit. For purposes of this Agreement, an indemnified party shall be deemed to have "Actually Realized" a net tax cost or a net tax benefit to the extent that, and at such time as, the amount of Taxes payable by such indemnified party is increased above or reduced below, as the case may be, the amount of Taxes that such indemnified party would be required to pay but for the receipt of the indemnity payment or the incurrence or payment of such Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to the indemnified party's liability for taxes, and payments among the parties to reflect such adjustment shall be made if necessary. In the event subsequent facts result in a reduction of a tax benefit (due, for instance, to a carryback of losses), the amount of such tax benefit shall be repaid to the indemnified party by the indemnifying party. In the event the parties dispute the amount of any tax benefit to which a party claims it is entitled under this Section 6.10., such dispute shall not delay the payment of the underlying indemnification amount, and the amount of such tax benefit that did not reduce the indemnification payment due to a dispute shall, to the extent it is ultimately determined to be due, shall be paid at the time such dispute is resolved. Notwithstanding anything contained herein, the parties agree that any payments made to each other pursuant to the provisions of Section 6 shall be reported for Federal and State income tax purposes as an adjustment to the purchase price.


         6.11.  INSURANCE.

                  After the Closing, Buyer shall cause the Company to maintain commercially reasonable third party insurance consistent with the insurance maintained by the Company prior to the Closing. The amount any indemnifying party is or may be required to pay to any indemnified party pursuant to this Section 6. shall be reduced by any insurance proceeds or other amounts actually recovered by or on behalf of the indemnified party.

         6.12.  ENVIRONMENTAL MATTERS.

                  Notwithstanding any of the foregoing, for purposes of indemnity claims under this Section 6. which involve the breach of a representation or warranty with respect to environmental matters, such indemnified party shall not be entitled to indemnity to the

                                     EX-124
         extent: (1) investigation, cleanup, removal, remedial, corrective or response acitons for soil or ground water are not reasonably necessary to comply with environmental laws; or (2) that is due to the environmental conditions caused by the operations of the Company after the Closing or by an subsequent owner or occupant of the property.

         6.13.  ATTORNEY'S FEES.

                  If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement and that party is unsuccessful or does not prevail, the other party shall be entitled to recover such reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

7.  DOCUMENTS TO BE DELIVERED AT CLOSING.

         7.1.  CLOSING DOCUMENTS DELIVERED BY SELLERS.

                  Buyer shall have received at the Closing the following documents, dated as of the Closing date:

                           7.1.1. The Employment Agreements and the non-compete
                  agreements referred to in Section 5.3. above, duly executed by each of the Sellers.

                           7.1.2. Stock certificates representing the Purchased
                  Shares, duly endorsed for transfer.

                           7.1.3. An opinion of counsel to Sellers in a form
                  acceptable to counsel to Buyer regarding the ownership of the Shares and the authority of each of the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby.

                           7.1.4. Any other documents, certificates, or
                  instruments contemplated by this Agreement to be delivered by Sellers to Buyer, including but not limited to the Consents listed in Schedule 3.7.

                           7.1.5. A fully executed certification of non-foreign
                  status described in Treasury Regulation Section 1.1445-2(a)(2) (and applicable provisions of state law), in form and substance reasonably satisfactory to counsel to Buyer, from each Seller.

                           7.1.6. Act of cash sale executed by Corte
                  Enterprises, L.L.C., as seller, and act of cash sale by Barbara Byrd Corte and Bobby J. Corte, Sr., as seller, all as described in Section 5.4. above.

                           7.1.7. Executed letters of resignation by each
                  officer and director of the Company.

         7.2  CLOSING DOCUMENTS DELIVERED BY BUYER.

                  Sellers shall have received at the Closing the following documents, dated as of the Closing date:

                           7.2.1. Any documents, certificates, or instruments
                  contemplated by this Agreement to be delivered by Buyer to Sellers.

                           7.2.2. An opinion of counsel to Buyer in a form
                  acceptable to Sellers and their counsel regarding the authority of the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby.

                           7.2.3. The following executed documents: Stockholder
                  Agreement; Stock Option Agreement; 2000 Stock Option Plan; and Notice of Stock Option Grant.

8. RELEASE.

                                     EX-125

         (a) As of the Closing Date and, except as may be set forth in Section
6.2. of this Agreement, each of the Sellers does hereby for himself and his successors and assigns remise, release, acquit and forever discharge the Buyer, the Company, and their respective affiliates, and their successors and assigns, of and from any and all claims, demands, liabilities, responsibilities, disputes, causes of action and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that such Seller or its affiliates now has, owns or holds or has at any time previously had, owned or held against such parties, including without limitation all liabilities created as a result of the negligence, gross negligence and willful acts of the Company and its employees and agents, or under a theory of strict liability, existing as of the Closing Date or relating to any action, omission or event occurring on or prior to the Closing Date; provided, however, that any claims, liabilities, debts or causes of action that may arise in connection with the failure of any of the parties hereto to perform any of their obligations hereunder or under any other agreement relating to the transactions contemplated hereby or from any breaches by any of them of any representations or warranties herein or in connection with any of such other agreements shall not be released or discharged pursuant to this Agreement.

         (b) Each of the Sellers represents and warrants that, he has not previously assigned or transferred, or purported to assign or transfer, to any person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released herein. Each of the Sellers covenants and agrees that such Seller will not assign or transfer to any person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations to be released herein. Each of the Sellers represents and warrants that such Seller has read and understands all of the provisions of this Section
8. and that he has been represented by legal counsel of his own choosing in connection with the negotiation, execution and delivery of this Agreement.

         (c) The release provided by the Sellers pursuant to this Section 8. shall apply notwithstanding that the matter for which release is provided may relate to the ordinary, sole or contributory negligence, gross negligence, willful misconduct or violation of law by a released party, including the Buyer and the Company and their respective officers, directors, employees and agents, and for liabilities based on theories of strict liability, and shall be applicable whether or not negligence of the released party is alleged or proven, it being the intention of the parties to release the released party from and against its ordinary, sole and contributory negligence and gross negligence as well as liabilities based on the willful actions or omissions of the released party and liabilities based on theories of strict liability.

9.  MISCELLANEOUS.

         9.1.  NOTICES.

                  All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by fax during normal business hours of the recipient, the next business day if sent by a national overnight delivery service, charges prepaid, or three (3) days after mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

                           If to Buyer:
                           T-3  ENERGY SERVICES, INC.
                           600 Travis, Suite 6000
                           Houston, Texas  77002
                           Attention:  Mr. Michael L. Stansberry
                           Fax No.:  1-713-224-0771

                                     EX-126

                  With a copy to:

                           First Reserve Corporation
                           1801 California Street
                           Denver, Colorado  80202
                           Attention:  Thomas R. Denison, Esq.
                           Fax No.:  1-303-382-1275

                           And

                           Liskow & Lewis
                           822 Harding Street
                           Lafayette, Louisiana  70503
                           Attention:  Billy J. Domingue, Esq.
                           Fax No.:  (337)-267-2398

                           If to Sellers:

                           Bobby J. Corte, Jr.
                           105 Feldspar Drive
                           Houma, LA  70360
                           Fax No.:  (504) _________

                  With copies to:

                           Baldwin & Haspel, L.L.C.
                           1100 Poydras, Suite 2200
                           New Orleans, Louisiana  70163
                           Attention:  Jeannie M. Randazzo. Esq.
                           Fax No.:  (504) 585-7851

         9.2.  ASSIGNABILITY AND PARTIES IN INTEREST.

                  Sellers may, with the written consent of Buyer (which will not be unreasonably withheld if such assignee has the financial capacity to assume and honor the indemnity obligations hereunder), assign the rights and obligations under this Agreement among their affiliates or in connection with a sale of their business. Any such assignee must expressly assume all indemnity obligations hereunder. This Agreement shall inure to the benefit of and be binding upon Buyer and Sellers and their respective permitted successors and assigns.

         9.3.  GOVERNING LAW.

                  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE; PROVIDED, HOWEVER, THAT WITH


                                     EX-127

         RESPECT TO MATTERS RELATED TO THE EFFECTIVENESS OR VALIDITY OF THE SALE AND TRANSFER OF THE SHARES, THE SALE OF REAL OR IMMOVABLE PROPERTY, THE VALIDITY AND ENFORCEABILITY OF THE EMPLOYMENT AGREEMENTS AND THE NON-COMPETITION PROVISIONS THEREIN CONTAINED, THE LAWS OF THE STATE OF LOUISIANA SHALL GOVERN, EXCEPTING THOSE LAWS PROVIDING FOR PUNITIVE, EXEMPLARY OR MULTIPLE DAMAGES WHICH ARE HEREBY UNCONDITIONALLY WAIVED BY THE SELLERS AND THE BUYER.

         9.4.  COUNTERPARTS.

                  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.


         9.5.  INDEMNIFICATION FOR BROKERAGE.

                  Buyer and Sellers each represent and warrant that, except as set forth in Schedule 9.5., no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated hereby. In addition to the indemnification obligations contained in
         Section 6., each party hereto agrees to indemnify and hold harmless the others from any claim or demand for commissions or other compensation by any broker, finder or similar agent who is or claims to have been employed by or on behalf of such party.

         9.6.  PUBLICITY.

                  Sellers and Buyer agree that press releases and other announcements to be made by any of them with respect to the transactions contemplated hereby shall be subject to mutual agreement. Notwithstanding the foregoing, Sellers and Buyer may respond to inquiries relating to this Agreement and the transactions contemplated hereby by the press, securities analysts, employees, or customers without any notice or further consent of the other parties hereto.

         9.7.  COMPLETE AGREEMENT.

                  This Agreement, the Exhibits hereto, the Schedules and the documents delivered pursuant to this Agreement contain or will contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments, and understandings.

         9.8.  INTERPRETATION.

                  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.9.  SEVERABILITY.

                  Any provision of this Agreement which is invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions


                                     EX-128
         hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

         9.10.  KNOWLEDGE:  DUE DILIGENCE INVESTIGATION.

                  All representations and warranties contained herein which are made to the knowledge of Sellers shall mean to the actual knowledge of any of the Sellers. It is understood, however, that the foregoing reference to the actual knowledge of any of the Sellers shall include Bobby J. Corte, Sr.'s actual knowledge.

         9.11.  EXPENSES OF TRANSACTIONS.

                  All fees, costs and expenses incurred by Buyer or Sellers in connection with the transactions contemplated by this Agreement shall be borne by the party incurring the same.

         9.12.  LIMIT ON INTEREST.

                  Notwithstanding anything in this Agreement to the contrary, neither party hereto shall be obligated to pay interest at a rate higher than the maximum rate permitted by applicable law.

         9.13.  SUBMISSION TO JURISDICTION.

                  Each of the parties hereto irrevocably consents that any legal action or proceeding against it or any of its property with respect to this Agreement or any other agreement executed in connection herewith may be brought in any court in Orleans Parish, Louisiana, any Federal court of the United States of America located in Louisiana, and by the execution and delivery of this Agreement each party hereto hereby accepts with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

         9.14.  ARBITRATION.

                  Any controversy, dispute, or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including, without limitation, the validity, scope, and enforceability of this Section 9.14., may at the election of Buyer or Sellers be solely and finally settled by arbitration conducted in New Orleans, Louisiana. The arbitration shall be governed by the Louisiana Arbitration Law. The arbitration shall be conducted before a panel of three arbitrators who shall be selected as follows: Within ten days following the notice of arbitration having been given, each party shall select one arbitrator and shall notify the other party of the appointment of said arbitrator. Within ten days following the appointment of those two arbitrators, the two arbitrators so appointed shall meet and shall jointly appoint a third arbitrator who shall be mutually agreeable to the two of them. In the event that the first two arbitrators are unable to reach agreement on a third arbitrator, then they shall immediately so advise the parties and, upon petition of either party, the third arbitrator shall be appointed by the senior judge of the First Circuit Court of Appeals, State of Louisiana. Notwithstanding the foregoing, should the need arise, the parties may seek temporary injunctive relief from the Civil District Court for the Parish of Orleans, Louisiana prior to or during the pendency of any arbitration. Buyer and Sellers consent to jurisdiction of and venue in such court for such purposes. The third arbitrator shall act as chairman of the arbitration panel for the purposes of scheduling the presentation of the


                                     EX-129
         dispute and the administration of the matter. The arbitrators shall render their award within thirty days following completion of the submission of the dispute and evidence by the parties. The award rendered by a majority of the three arbitrators shall be a final and binding award and judgment may be entered recognizing, confirming and enforcing said award in any court having jurisdiction thereof. Each party shall pay the fees and expenses of the arbitrator selected by that party. The fees and expenses of the third arbitrator shall be paid equally by the two parties. However, as part of the award, the arbitrators are authorized to reallocate the arbitrators' fees and costs between the parties as the arbitrators deem appropriate. The arbitrators shall not be allowed to award punitive, exemplary or multiple damages. The arbitrators may only award compensatory damages. The parties hereby expressly waive any right any of them may have to punitive, exemplary or multiple damages. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable. Notwithstanding the foregoing, this Section 9.14. shall not apply nor be interpreted to affect the resolution of a Dispute Notice through the arbitration procedures set forth in Section 2.3.4. of this Agreement.

         9.15. WAIVER OF PUNITIVE, EXEMPLARY AND MULTIPLE DAMAGES.

                  The parties hereby expressly waive any right any of them may have to punitive, exemplary or multiple damages.

         9.16. REVIEW OF AGREEMENT; REPRESENTATION BY COUNSEL.

                  Each of the Sellers acknowledges that he or she has read this Agreement, the data contained in the Schedules attached to this Agreement, and each of the Exhibits to this Agreement to which he or she is a party, and that he or she understands the terms thereof and the consequences arising from a breach of this Agreement or any of the Exhibits to this Agreement to which he or she is a party. Further, the Sellers and the Buyer have been represented by counsel in the negotiation and drafting of this Agreement and the Exhibits to this Agreement, and have executed and accepted the terms and provisions thereof after receiving advice of their counsel.





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                                     EX-130

         IN WITNESS WHEREOF, the undersigned duly execute this Agreement as of the date first written above.


                                       SELLERS:

                                       /s/ BOBBY J. CORTE, SR.
                                       -----------------------------------------
                                       BOBBY J. CORTE, SR.

                                       /s/ BOBBY J. CORTE, JR.
                                       -----------------------------------------
                                       BOBBY J. CORTE, JR.

                                       /s/ CHRIS CORTE
                                       -----------------------------------------
                                       CHRIS CORTE

                                       /s/ KANE J. CORTE
                                       -----------------------------------------
                                       KANE J. CORTE

                                       /s/ KIM LEE CORTE SANVI
                                       -----------------------------------------
                                       KIM LEE CORTE SANVI

                                       BUYER:

                                       T-3 ENERGY SERVICES,
                                       INC., a Delaware corporation


                                       By: /s/ MICHAEL L. STANSBERRY
                                          --------------------------------------
                                             Michael L. Stansberry
                                             Title:  President


                                     EX-131

                             SPOUSAL ACKNOWLEDGMENT


         The undersigned are the spouses of the Sellers that are married. The undersigned, except Barbara Byrd Corte, do hereby acknowledge and agree that the Shares, as such term is defined in the foregoing Stock Purchase Agreement, are, in fact, the separate property of their respective spouses. Barbara Byrd Corte hereby acknowledges that the Stock owned by her spouse, Bobby J. Corte, Sr., is community property. Barbara Bryd Corte acknowledges and consents to the terms of the foregoing Stock Purchase Agreement, and consents to the transfer of said Stock by her spouse as set forth therein. The undersigned understand and agree that T-3 Energy Services, Inc. may rely on this acknowledgement. Dated and effective as of the 29th day of February, 2000.


                                       /s/ BARBARA BYRD CORTE
                                       -----------------------------------------
                                       Barbara Byrd Corte

                                       /s/ VIRGINIA CHAUVIN CORTE
                                       -----------------------------------------
                                       Virginia Chauvin Corte

                                       /s/ ERICA GAUDET CORTE
                                       -----------------------------------------
                                       Erica Gaudet Corte

                                       /s/ RHONDA CLEMENT CORTE
                                       -----------------------------------------
                                       Rhonda Clement Corte

                                       /s/ DENNIS SANVI
                                       -----------------------------------------
                                       Dennis Sanvi


                                     EX-132